Office of the Secretary of State

                                State of Oklahoma

                                     (Seal)


                              CERTIFICATE OF MERGER

     WHEREAS,

                                 TECHLITE, INC.

a corporation organized under the laws of the State of OKLAHOMA, has filed in the office of the Secretary of State duly authenticated evidence of a merger whereby said corporation is the survivor, as provided by the laws of the State of Oklahoma.

     NOW THEREFORE, I, the undersigned Secretary of State of Oklahoma, by virtue of the powers vested in me by law do hereby issue this Certificate evidencing such merger.

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.



                                            Filed in the City of  Oklahoma  City
                                            this 21st day of October, 1999.



                                            /s/ Mike Hunter
                                            ------------------------------------
                                            Secretary of State


                                            By: /s/ Beth Garner
                                                --------------------------------




                                                                     Exhibit 3.1
                                                               Page 1 of 2 Pages

                                                                    FILED
                                                                 OCT 21 1999
                                                              Oklahoma Secretary
                                                                  of State



                              Certificate of Merger
                                     Between
                    TechLite, Inc., the Surviving Corporation
                                       And
                         TechLite Applied Sciences, Inc.


Pursuant to the provisions of Section 1081C of the Oklahoma General Corporation act, TechLite, Inc., an Oklahoma corporation, files this Certificate of Merger as follows:

1. The name and state of incorporation of each of the constituent corporations are TechLite, Inc., an Oklahoma corporation, and TechLite Applied Sciences, Inc., an Oklahoma corporation.

2. An agreement of merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with the provisions of Section 1081 of the Oklahoma General Corporation Act.

3.      The name of the surviving or resulting corporation is TechLite, Inc.

4. The certificate of incorporation of the surviving corporation shall be TechLite, Inc.'s certificate of incorporation.

5. The executed agreement of merger is on file at the principal place of business of TechLite, Inc., the address of which is 6106 East 32nd Place, Suite 101, Tulsa, Oklahoma 74135.

6. A copy of the agreement of merger will be furnished by TechLite, Inc., on request and without cost, to any shareholder of any constituent corporation.

Date:          October 18, 1999                    TechLite, Inc.



                                                   By /s/ Albert L. Welsh
                                                      --------------------------
                                                      Albert L. Welsh, President

                                                                     Exhibit 3.1
                                                               Page 2 of 2 Pages